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                                                                   Exhibit 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 21, 1996, on our audits of the balance sheets of AMISYS Managed Care Systems, Inc. ("the Company"), as of December 31, 1994 and December 31, 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from May 27, 1994 to December 31, 1994 and for the year ended December 31, 1995, respectively, and the statements of operations, stockholder's equity (deficit) and cash flows of American International Healthcare, Inc. ("AIHI"), a wholly owned subsidiary of American International Group, Inc., for the year ended December 31, 1995 and for the period from January 1, 1994 to May 26, 1994 and the related financial statement schedules.


                                                COOPERS & LYBRAND L.L.P.



    Washington, D.C.
    June 21, 1996